Exhibit 10.59

                            NON-COMPETITION AGREEMENT

     This Non-Competition Agreement (the "Agreement") is made and entered into as of August 23, 2005, by and between The Hain Celestial Group, Inc., a Delaware corporation ("Parent") and Jethren Phillips ("Equity Holder").

                                    RECITALS
                                    --------

     A. This Agreement is entered into in connection with that certain Agreement and Plan of Merger dated as of August 23, 2005 (the "Merger Agreement"), by and between Parent and Spectrum Organic Products, Inc., a California corporation (the "Company"). Pursuant to and subject to the terms of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) the Company will be merged with and into a limited liability company ("Merger Sub") whose sole member is Parent (the "Merger"), the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving company.

     B. In order to induce Parent to consummate the transactions contemplated by the Merger Agreement (including but not limited to acquisition by Parent of the Company and the settlement of all of Equity Holder's stock and other equity interests in the Company comprising, as of the date hereof, 26,950,000 shares of common stock of the Company and stock options to acquire an additional 75,000 shares of common stock of the Company), to protect for Parent all of the goodwill associated with the business of the Company and to be acquired by Parent and in consideration of the transfer by the Company to Equity Holder of the Company's life insurance policy on the life of Equity Holder, Equity Holder is willing to enter into this Agreement.

     C. This Agreement is a material inducement to the willingness of the parties to enter into the Merger Agreement and consummate the transactions contemplated thereby.

                                    AGREEMENT

     The parties hereby agree as follows:

     1. Experience and Skill of Equity Holder. As an owner, founder, former chief executive officer, and current Chairman of the Board of Directors of the Company, Equity Holder has been actively involved in the management, development and strategic direction of the Company's business, has thereby acquired considerable experience and skill and has contributed to the goodwill of the Company's business. Parent wishes to protect its investment in the business acquired pursuant to the Merger Agreement by restricting the activities of Equity Holder which might compete with or otherwise harm such business, and, as part of the consideration and inducement to Parent for acquiring the business, Equity Holder is willing to agree to and abide by such restrictions as hereinafter provided.

     2. Non-Competition and Non-Solicitation of Employee Covenants.

         2.1 General. Equity Holder acknowledges that he holds a substantial number of shares of the Common Stock of the Company. Equity Holder further acknowledges that the value of the consideration paid by Parent in connection

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with its acquisition of the Company pursuant to the Merger Agreement is substantial and that preservation of the goodwill associated with the Company is a part of the consideration which Parent is receiving in the Merger Agreement. Parent desires that Equity Holder enter into a non-competition agreement with Parent as set forth in this section, and Equity Holder is willing to agree to such non-competition provisions as set forth below. The Company and Equity Holder agree that such non-competition provisions are separately bargained-for consideration and are material inducements to Parent to enter into the Merger Agreement. Accordingly, Equity Holder and the Company agree to the non-competition and non-solicitation provisions set forth in this Section 2.

         2.2 Non-Competition.

         (a) During the period beginning at the Effective Time and ending on the date that is (1) with respect to the Restricted Business (as defined below), two years following the Effective Time (the "Restricted Period") and (2) with respect to the Branded/Private Label Restricted Business (as defined below), three years following the Effective Time (the "Branded/Private Label Restricted Period"), Equity Holder covenants and agrees that he will not, directly or indirectly either for Equity Holder or for any other person or business entity, do any of the following:

         (i) engage (as defined below) (A) during the Restricted Period, in the Restricted Business and (B) during the Branded/Private Label Restricted Period, in the Branded/Private Label Restricted Business, in each case anywhere (without regard to the distribution channel used) the Company sells products or services at the time of the Merger and is then providing such products and services; however, nothing in this agreement shall prevent Equity Holder from serving as an employee, consultant or contractor of any entity that engages in a Restricted Business or Branded/Private Label Restricted Business, as the case may be, so long as Equity Holder does not directly or indirectly engage or participate in the Restricted Business or Branded/Private Label Restricted Business, as the case may be, or otherwise assist that entity in engaging or participating in the Restricted Business or Branded/Private Label Restricted Business, as the case may be;

         (ii) solicit, induce or attempt to solicit or induce any then current employee, temporary worker or independent contractor of the Company to discontinue employment or engagement with the Company for the purpose of seeking or commencing employment or engagement with any third party; or

         (iii) persuade or attempt to persuade any person accepting products and services from the Company or providing services, products or facilities to the Company not to do business with the Company or to reduce the amount of business it does with the Company.

         (iv) For purposes of this agreement, the term:

            (A) "Branded/Private Label Restricted Business" shall mean that portion of the Restricted Business relating to any branded or private label finished products including, without limitation, the Spectrum Naturals or Spectrum Essentials portions of the Company's business;

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            (B) "engage" in a business shall include, without limitation, any relationship as an officer, director, stockholder, owner, investor, salesperson, affiliate, co-owner, partner, member, trustee, promoter, founder, technician, engineer, analyst, employee, agent, representative, distributor, re-seller, sublicensor, supplier, investor or lender, consultant or contractor, advisor or manager of or to the particular business, or otherwise acquiring or holding any interest in, or otherwise engaging in the provision of service to, any person or entity that engages in the particular business; and

            (C) "Restricted Business" shall mean the business of developing, producing, purchasing, selling, marketing, sourcing or otherwise distributing or providing (i) consumer packaged oils (including, without limitation, bottled cooking oils, sprays and shortenings), mayonnaises, vinegars, salad dressings, crackers or non-dairy buttery spreads, (ii) essential fatty acid nutritional supplements, (iii) flax seeds for retail consumption, (iv) expeller pressed conventional non-GMO canola, hi-oleic safflower, hi-oleic sunflower, and hi-oleic canola oils, certified organic flax seed, olive, canola, soy, palm fruit, coconut, sesame, and hi-oleic sunflower oils, organic vinegars, mayonnaise, buttery spreads, and non-GMO natural vitamin E for use as ingredients, or (v) any products or services contemplated, conceptualized and/or under development by the Company or its agents (including, without limitation, any external research lab, university, flavor company, etc.) during the three years prior to the Effective Time as listed on Exhibit A. Equity Holder represents that Exhibit A reflects all products or services contemplated, conceptualized and/or under development by the Company or its agents (including, without limitation, any external research lab, university, flavor company, etc.) at the Effective Time.

         (b) The provisions of this Agreement shall not be construed to prevent Equity Holder from being gainfully employed. Equity Holder understands and acknowledges that the Parent is prepared to vigorously enforce the promises of this Agreement, and that violation of this provision could result in the assessment of damages and other legal remedies against Equity Holder and any of his subsequent employers. Equity Holder acknowledges that product and service life cycles in the Company's business are, at least, two years for the Restricted Business and three years for the Branded/Private Label Restricted Business and, thus, the provisions of this Section 2.2 are reasonable. Equity Holder further acknowledges that the Company's products are sold and distributed throughout the United States, Canada, Europe, Japan and Korea and, thus, the geographic scope as defined in this Section 2.2 is reasonable.

         (c) Nothing in this Section 2.2, however, shall prevent Equity Holder from (x) owning as a passive investment less than 1% of the outstanding shares of the capital stock of a publicly-held corporation if Equity Holder is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation, (y) serving as an employee or consultant to the Parent or (z) the activities listed on Exhibit B hereto.

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         2.3 Severability. The parties intend that the covenants contained in
Section 2.2 shall be construed as a series of separate covenants, one for each county, city, state, nation, and other political subdivision. Except for geographic coverage, each such separate covenant shall be deemed otherwise identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth in this Agreement be enforced to the maximum degree permitted by applicable law.

         2.4 Savings Clause. In addition to the provisions of Section 2.3, it is the desire and intent of the parties that the provisions of this Section 2 shall be enforced to the fullest extent permissible under applicable law. If any provision of this Section 2 or any part of any such provision is held under any circumstances to be invalid or unenforceable by any arbitrator or court of competent jurisdiction, then: (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be modified by such arbitrator or court to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this
Section 2. Each provision of this Section 2 is separable from every other provision of this Section 2, and each part of each provision of this Section 2 is separable from every other part of such provision.

     3. Representations of Equity Holder. Equity Holder represents that: (i) he is familiar with the covenants set forth in this Agreement; (ii) he is fully aware of his obligations under this Agreement, including, without limitation, the length of time, scope and geographic coverage of these covenants; (iii) he is receiving specific, bargained-for consideration for his covenants not to compete and not to solicit; and (iv) execution of this Agreement, and performance of Equity Holder's obligations under this Agreement, will not conflict with, or result in a violation or breach of, any other agreement to which Equity Holder is a party or any judgment, order or decree to which Equity Holder is subject.

     4. Breach. Equity Holder acknowledges that in the event of a breach of any of the provisions of this Agreement by Equity Holder, Parent or its successor would sustain irreparable harm, and, therefore, Equity Holder agrees that in addition to any other remedies which Parent may have under this Agreement or otherwise, Parent shall be entitled to obtain equitable relief, including specific performance and injunctions restraining the Equity Holder from committing or continuing any such violation of this Agreement.

     5. Reasonableness of Terms. Equity Holder acknowledges that the length, scope and geographic coverage to which the restrictions imposed in Section 2 above shall apply are fair and reasonable and are reasonably required for the protection of the Parent and the Company and that clauses (a)(i) and (a)(ii) of
Section 2.2 conform to the business in which the Company is engaged.

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     6. Use of Name. From and after the date of this Agreement Equity Holder will not, without the consent of Parent, use or consent to or cooperate in the use of the name "Spectrum Organic Products" or any similar names thereto in any business other than that of Parent except in the course of the performance of any duties on behalf of, and requested by, Parent.

     7. Advice of Legal Counsel. Equity Holder acknowledges and represents that, in executing this Agreement, he has consulted with counsel (or has affirmatively chosen not to do so) and is fully aware of his rights and obligations under this Agreement. This Agreement shall not be construed against any party by reason of its drafting or preparation.

     8. Entire Agreement. This Agreement, the Merger Agreement and that certain Voting and Support Agreement dated as of August 23, 2005, among Equity Holder, Parent and the Company, constitute and contain the entire agreement and final understanding concerning Equity Holder's relationship with the Company and its affiliates and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. The Company's rights and the Equity Holder's obligations pursuant to the return of property, confidential information, assignment of inventions, and similar provisions of any agreement to which either of them was previously bound remain in effect.

     9. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. In the event that the Company's business is sold, reorganized or otherwise transferred (in whole or in part) to another business or entity, it is intended that the limitations of Section 2.2 shall continue in effect with respect to any portion of the Company's business that is retained by the Company as well as any portion that is so transferred and, to that end, the term "Company" in this Agreement shall include any successor to all or any portion of the Company's business.

     10. Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Subject to Section 14 below, each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the state and federal courts of San Francisco County, California.

     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     12. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     13. Third-Party Reliance. The parties hereto do not intend to create any third-party beneficiaries of their agreement hereunder, and no person or entity other than such parties and their respective successors, heirs and permitted assigns shall have any rights under this Agreement.

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     14. Dispute Resolution. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in San Francisco County, California in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

     15. Effectiveness of Agreement. This agreement shall be of no force or effect if the Effective Time does not occur or the Merger Agreement is terminated in accordance with its terms.

                            [Signature Page Follows]

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     The parties have caused this Agreement to be executed as of the date first written above.


                                      THE HAIN CELESTIAL GROUP, INC.


                                      By:    /s/  Ira J. Lamel
                                             -----------------------------------
                                      Name:       Ira J. Lamel
                                      Title:      Executive Vice President and
                                                  Chief Financial Officer
                                      Address:    58 South Service Road
                                                  Melville, New York 11747
                                      Fax No:     (631) 730-2561

                                      EQUITY HOLDER:
                                      JETHREN PHILLIPS



                                      /s/ Jethren Phillips
                                      ------------------------------------------

                                      Address:
                                              ----------------------------------

                                      Fax No:
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